UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 7, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 7, 2015, we, and our wholly-owned subsidiaries (the “Borrower”) entered into a Fourth Modification and Forbearance Agreement with Heartland Bank as agent, on behalf of the Lenders for that certain Credit Agreement and the Account Purchase Agreement dated August 12, 2014 (the “Fourth Modification”), pursuant to which (i) the Lenders (and Magna Equities II, LLC (“Magna”) as a “Lender” under the Credit Agreement for purposes of the Term Loan 2) have made a new loan under the Credit Agreement (“Term Loan 2”) in the aggregate amount of $233,833, the terms of which are described in the paragraph below; (ii) Borrower acknowledged and confirmed the aggregate amount of principal ($9.2 million) and interest ($96,737) outstanding  for the term loan under the Credit Agreement and the existence of certain existing defaults under the Credit Agreement giving rise to Lenders’ rights to exercise all of remedies under the Credit Agreement and related documents; (iii) Borrower agreed to deliver to Lenders cash proceeds relating to Accounts Receivable held by it ($103,537); (iv) Agent and Lenders agreed to forbear from exercising their respective rights under the Credit Agreement and related documents until August 15, 2015 (unless there is an earlier default under the Fourth Modification or any additional default under the Credit Agreement); (v) Lenders suspended Borrower’s financial reporting requirement under Section 8.1 of the Credit Agreement except for Borrower’s continuing obligation to provide weekly cash flow and income statements for such week and aging reports for Accounts Receivable; (vi) Borrower agreed to maintain all Collateral (except for leased equipment) at the locations designated in the Fourth Modification; (vii) Agent and Lenders reserved all rights under the Credit Agreement and related documents, notwithstanding their forbearance; (viii) Borrower stipulated that it had no defenses for its obligations under the Credit Agreement and related; and (ix) Borrower released Agent, the Lenders and Magna from all claims, causes of action, suits, claims, debts liabilities, obligations and damages related to the Fourth Modification prior to the date of the Fourth Modification.

The Lenders and Manga agreed to fund the Term Loan 2 in two separate tranches as follows: (i) $165,158 on August 7, 2015 and (ii) $68,725 on or before August 13, 2015, provided that the funding of this second tranche of Term Loan 2 is subject to the sole discretion of the Lenders and Magna.  The proceeds of the Term Loan 2 are to be applied in accordance with the terms of the budget prepared by the Borrower and reviewed by the Lenders and Magna.  In addition, with respect to Term Loan 2, Borrower pledged and assigned to Lender a security interest in all Accounts arising after July 23, 2015 to secure payment of Term Loan 2 (“New Accounts”).   Any proceeds from any New Accounts will be used to repay: first, accrued interest under Term Loan 2; second, outstanding principal of Term Loan 2 on a pari passu basis among the Lenders (and Magna) and third, the remaining obligations under the Credit Agreement.

The paragraphs above describe certain of the material terms of the Fourth Modification. Such description is not a complete description of the material terms of the Fourth Modification and is qualified in its entirety by reference to the Fourth Modification entered into in connection therewith.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

10.1

Fourth Modification and Forbearance Agreement with Heartland Bank (Term Loan)

____________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  August 12, 2015

By:

/s/ Loretta R. Cross

Loretta R. Cross

Chief Restructuring Officer

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